Exhibit 5.1

November 30, 2021

Indaptus Therapeutics, Inc.

3 Columbus Circle, 15th Floor

New York, NY 10019

Re:	Indaptus Therapeutics, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Indaptus Therapeutics, Inc. (formerly Intec Parent, Inc.), a Delaware corporation (the “Company”), in connection with the filing of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3 (File No. 333-230016) (the “Original Registration Statement”) filed under the Securities Act of 1933, as amended (the “Securities Act”), by the Company with the Securities and Exchange Commission (the “Commission”) on November 30, 2021, with respect to the Company’s adoption of the Original Registration Statement previously filed by Intec Pharma Ltd., an Israeli corporation (the “Predecessor Registrant”). In accordance with Rule 414(d) under the Securities Act, the Post-Effective Amendment is being filed by the Company to adopt the Original Registration Statement as its own registration statement, as successor to the Predecessor Registrant, for all purposes of the Securities Act. The Company is the successor of the Predecessor Registrant as a result of the domestication merger, which was completed on July 27, 2021, of Domestication Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of the Company (“Domestication Merger Subsidiary”), with and into the Predecessor Registrant, with the Predecessor Registrant being the surviving entity and wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger dated as of April 27, 2021, by and among the Company, the Predecessor Registrant and Domestication Merger Sub. “Registration Statement” as used herein refers to the Original Registration Statement after giving effect to the Post-Effective Amendment.

The Registration Statement relates to the registration of the following securities which may subsequently be allotted and issued by the Company up to an aggregate initial offer price of $200,000,000 of (i) common stock, $0.01 par value per share (the “Common Stock”), (ii) debt securities of the Company (“Debt Securities”), (iii) warrants to purchase Common Stock (the “Warrants”), (iv) rights to purchase Common Stock (“Subscription Rights”) and (v) units consisting of Common Stock, one or more Debt Securities, Warrants or Subscription Rights, in any combination (“Units”) (together, the “Securities”).

For purposes of this opinion letter, we have assumed that the Debt Securities will be either senior debt securities or subordinate debt securities and will be issued pursuant to a senior debt indenture or a subordinate debt indenture, respectively (collectively, the “Indentures”), forms of which will be filed as exhibits to the Registration Statement. We have reviewed such documents and made such examination of matters of fact and questions of law as we have considered appropriate for purposes of this letter.

One Vanderbilt Avenue New York NY 10017-3852 Tel +1 212 547 5400 Fax +1 212 547 5444 US practice conducted through McDermott Will & Emery LLP.

November 30, 2021

We express no opinion as to the applicability of, compliance with or effect of the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and, to the extent relevant to the opinions expressed herein, the laws of the State of New York.

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Company’s Amended and Restated Certificate of Incorporation, as amended and supplemented (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws, (ii) certain resolutions of the Board of Directors of the Company (the “Board of Directors”) related to the filing of the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Registration Statement and all exhibits thereto, and (iv) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein. In addition, we have examined and relied, to the extent we deemed proper, on certificates of officers of the Company as to factual matters, and on originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons. Other than our examination of the documents indicated above, we have made no other examination in connection with this opinion.

We have assumed (a) that each of the Securities and each applicable agreement pursuant to which such Securities will be issued will be duly authorized, executed and delivered by the parties thereto in accordance with applicable law, consistent with the procedures and terms described in the Registration Statement and the applicable Prospectus Supplement and in accordance with the Certificate of Incorporation, (b) that each of the Securities will be validly issued, fully paid and nonassessable (to the extent applicable), (c) that the Debt Securities, the Indentures, the Warrants, the Subscription Rights and the Units will constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Debt Securities, the Indentures, the Warrants, the Subscription Rights and the Units as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof, when (i) the Registration Statement, as finally amended, is declared or has otherwise become effective under the Securities Act, (ii) the Securities have been duly authorized, executed and delivered by all necessary corporate action of the Company, (iii) the specific terms of any particular series of Debt Securities have been duly established in accordance with the Indentures and applicable law and authorized by all necessary corporate action of the Company (including, without limitation, by the adoption by the Board of Directors of resolutions duly authorizing the issuance and delivery of such Debt Securities), (iv) any such Debt Securities have been duly executed and issued by the Company, duly authenticated by the applicable trustee in accordance with the Indentures and duly delivered by or on behalf of the Company against payment therefor in the manner contemplated by the Registration Statement or the related prospectus and by such corporate action, and (v) the Board of Directors provides due authorization of an issuance of Common Stock, and upon issuance and delivery of such Common Stock against payment of valid consideration therefor in accordance with the terms of such authorization and any applicable purchase or underwriting agreement, and as contemplated by the Registration Statement and the applicable Prospectus Supplement, (1) the Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Indentures, (2) the Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms to the extent governed by Delaware law, (3) the Subscription Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms to the extent governed by Delaware law, (4) the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms to the extent governed by Delaware law, and (5) the Common Stock issued under the Registration Statement will be validly issued and fully paid and non-assessable.

November 30, 2021

To the extent that the obligations of the Company under the applicable indenture governing the Debt Securities may be dependent upon such matters, we have assumed for purposes of this opinion (i) that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and is duly qualified to engage in the activities contemplated by the indenture governing such Debt Securities and (ii) that the indenture has been duly authorized, executed and delivered by and constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except that the enforceability thereof may be limited by or subject to bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing that affect the rights and remedies of creditors generally and equitable principles of general applicability.

Our opinion set forth above is subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), (iii) an implied covenant of good faith and fair dealing and (iv) the effects of the possible application of foreign laws or foreign governmental or judicial action affecting creditors’ rights.

The opinion set forth herein is rendered as of the date hereof, and we assume no obligation to update such opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur (which may have retroactive effect). This opinion is rendered to you in connection with the filing of the Post-Effective Amendment referenced above. This opinion may not be relied upon for any other purpose, or furnished to, quoted or relied upon by any other person, firm or corporation for any purpose, without our prior written consent.

We hereby consent to the reference to our firm under the caption “Legal Opinions” in the Registration Statement and to the use of this opinion as an exhibit to the Post-Effective Amendment. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Sincerely,

/s/ McDermott Will & Emery LLP